EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 28, 2003 relating to the financial statements and financial statement schedule, which appears in Agile Software Corporation’s Annual Report on Form 10-K for the year ended April 30, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

October 29, 2003